UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2024

STIMCELL ENERGETICS INC.

(Exact name of registrant as specified in its charter)

NV	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 - 1130 Pender Street, West Vancouver, British Columbia		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(844) 238-2692

CELL MEDX CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

1:15 Reverse Stock Split

Effective November 1, 2024, Cell MedX Corp. (the “Company”) completed a 1-for-15 reverse split (the “Reverse Split”) of its common stock. As a result of the Reverse Split, the Company’s authorized capital was decreased from 7,500,000,000 shares common stock, par value $0.001, of which 297,236,373 shares of common stock were outstanding immediately prior to the Reverse Split, to 500,000,000 shares of common stock, par value $0.001, of which approximately 19,815,758 are outstanding, subject to adjustment for fractional interests resulting from the Reverse Split.

Name Change to “Stimcell Energetics Inc.”

Concurrent with the Reverse Split, the Company amended its articles of incorporation to change the Company’s name from “Cell MedX Corp.” to “Stimcell Energetics Inc.” (the “Name Change”)

ITEM 8.01OTHER EVENTS.

In connection with the Reverse Split and the Name Change, effective November 5, 2024, the Company’s common stock will trade with a “D” appended to its symbol for a period of 20 business days.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
3.1

Certificate of Change - Decrease in Authorized Capital from 7,500,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value, $0.001 and corresponding decrease in the issued shares of common stock

3.2	Certificate of Amendment - Change of Name to “Stimcell Energetics Inc.” and Restatement of Articles of Incorporation
99.1	News release dated November 4, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIMCELL ENERGETICS INC.

Date: November 4, 2024

By: /s/ David Jeffs
David Jeffs,
Chief Executive Officer